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EX. 2                      ORDER OF BANKRUPTCY COURT


                         UNITED STATES BANKRUPTCY COURT
                           MIDDLE DISTRICT OF FLORIDA
                                 TAMPA DIVISION


In re:

                                             Chapter 11
FIRST AMERICAN CAPITAL TRUST,
                                             Case No. 99-15934-8C1
     Debtor.
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                      ORDER ON DEBTOR'S MOTION TO APPROVE
                COMPROMISE OF CONTROVERSY WITH FACT SOUTH, L.L.C.

     THIS CAUSE came on for hearing on December 14, 2000 upon the Debtor's Motion to Approve Compromise of Controversy with FACT South, LLC (the "Motion"). At the conclusion of the hearing, the Court announced its decision, which was stated orally and recorded in open Court. In accordance with the Court's ruling, it is ORDERED:

          1.   The Motion is granted.

          2. The Debtor is authorized to receive the shares of stock owned by FACT South, L.L.C. in First Capital Resources.com, Inc.

          DONE AND ORDERED at Tampa, Florida, on January 2, 2001
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                                             /s/ C. Timothy Corcoran, III
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                                            C. TIMOTHY CORCORAN, III
                                            United States Bankruptcy Judge